FOR IMMEDIATE RELEASE

Media Contact

Helen Kendrick
408-250-5585
hkendrick@sunpower.com

SunPower Announces Intention to Offer $400 Million Aggregate Principal Amount of Senior Convertible Debentures

SAN JOSE, Calif., June 4, 2014 — SunPower Corp. (NASDAQ: SPWR) today announced that it proposed to offer $400 million aggregate principal amount of senior convertible debentures, subject to market conditions and other factors.  The debentures will mature in June of 2021.  The interest rate, initial conversion rate, offering price and other terms will be determined by negotiations between SunPower and the initial purchasers of the debentures.  The debentures will be convertible into shares of SunPower’s common stock, par value $0.001 per share.

Total Energies Nouvelles Activités USA, a subsidiary of Total S.A. that owns approximately 60 percent of SunPower’s common stock, has agreed to purchase, and the initial purchasers have agreed to sell to Total Energies Nouvelles Activités USA, $250 million aggregate principal amount of the $400 million aggregate principal amount of debentures to be offered (assuming that the full $400 million aggregate principal amount is sold).  SunPower intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, retirement of existing indebtedness, pursuing its HoldCo strategy, capital expenditures, and working capital.

The debentures are being offered in a private placement only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933 (the “Act”), and to Total Energies Nouvelles Activités USA, which is an institutional accredited investor under Regulation D under the Act.  The debentures have not been registered under the Act or any other state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities law.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Act. Any offers of the debentures will be made only by means of a confidential offering memorandum.  The debentures being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “intends”, “will,” “may,” “could,” “expect,” “potential,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements related to SunPower’s proposed offering of the debentures. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) market conditions; (ii) whether SunPower will offer the debentures or consummate the offering of the debentures on the expected terms, or at all, (iii) whether SunPower will be able to satisfy the conditions required to close any sale of the debentures; and (iv) other risks described in the company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as amended, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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